Exhibit 10.2
                                  AMENDMENT TO
                            ASSET PURCHASE AGREEMENTS

     This Amendment number one (the "Amendment") to that certain Asset Purchase Agreement (the "Purchase Agreement") dated as of January 21, 2004 by and between Progressive Ventures, Inc., a Texas corporation ("Seller") and Global Axcess Corporation, a Nevada corporation ("Buyer") is entered into as of February 2, 2004 by and between the Buyer and Seller.


     WHEREAS, Buyer and Seller are parties to the Purchase Agreement; and

     WHEREAS, Buyer and Seller desire to change the Closing Date (as defined in the Purchase Agreement) from February 15, 2004 to February 2, 2004 and to make certain other changes as a result therof.

     NOW, THEREFORE, in consideration of the mutual agreements contained herein, and for ten dollars and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, the parties hereby agree as follows:

                                    AGREEMENT


     1. Purchase Price.

     The subsection entitled "Purchase Price; Payment" under Section 2 of the Purchase Agreement is hereby amended by adding the words "and Section 2.2" immediately following the words "Section 6" therein.

     2. Expense Payments.

          (a) Section 2.2 of the Purchase Agreement is hereby amended by the deletion of "February 15" contained in the first and second sentences thereof and the substitution of "February 1" in their stead.

          (b) Section 2.2 of the Purchase Agreement is hereby amended by the deletion of the third and fourth sentences thereof and the substitution of the following text in their stead;

     Seller shall submit to Buyer on or prior to February 15, 2004, copies of clients, vendors, investors, Coredata, advertising associations and merchant statements showing all balances due and owing to such parties relating to periods on and prior to February 1, 2004 have been paid in full and are showing a $0 balance. If for any reason Seller has not paid for any obligations relating to periods prior to February 1, 2004, under any of the aforementioned agreements, or any other unpaid expenses relating thereto, in each case, on or prior to February 15, 2004, then Buyer may pay such amount and any amounts so paid by Buyer shall be deducted from the Holdback. Within five business days after Buyer notifies Seller of such payment and provides evidence thereof, Seller shall deliver to Buyer or to the holder of the Holdback if Buyer has been reimbursed therefrom, the amount of such payment. If the Holdback is not sufficient to satisfy all such payments made by Buyer, Seller shall remain liable for any deficiency.

     3. Closing Date.

     Section 3.1 of the Purchase Agreement is hereby amended by the deletion of "February 15" therein and the substitution of "February 2" in its stead.

     4. Merchant Expenses/Coredata Proceeds.

     Section 5.7 of the Purchase Agreement is hereby deleted in its entirety and the following text is substituted in its stead:

     5.7 Merchant Expenses/Coredata Proceeds.

          (a) Seller shall be entitled to all proceeds from the Coredata Agreement and be liable for all merchant expenses under the Merchant Agreements, in each case, that relate to periods prior to February 1, 2004.

          (b) Buyer shall be entitled to all proceeds from the Coredata Agreement and be liable for all merchant expenses under the Merchant Agreements, in each case, that relate to periods on or after February 1, 2004.
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          (c) Buyer agrees that, after the Closing, it shall promptly remit to
Seller any proceeds it receives from Coredata that relate to periods prior to February 1, 2004. Seller agrees to promptly remit to Buyer any Coredata proceeds it receives that relate to periods on or after February 1, 2004. As of the Closing Date, Seller represents that it has not received any proceeds from Coredata that relate to the month of February, 2004.

     5. Holdback.

     The sixth and seventh sentences of Section 6 of the Purchase Agreement are herby deleted in their entirety and the following text is substituted in its stead:

     Within ten (10) days after the completion of the six (6) month Holdback period, Buyer will pay to Seller the Holdback amount, less (i) any loss incurred by Buyer due to lost contracts using the formula specified in this Agreement, and (ii) any expenses paid by Buyer that relate to periods prior to February 1, 2004 pursuant to Section 2.2.



     4. Miscellaneous.

     Except as modified herein, the Purchase Agreement shall remain in full force and effect. The provisions of this Amendment shall be governed by the laws of the state of Florida. This Amendment constitutes the entire agreement between the parties with respect to the subject matter hereof. This Amendment may be executed in one or more counterparts, any one of which need not contain the signatures of more than one party, but all such ounterparts taken together will constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first above stated.

PROGRESSIVE VENTURES, INC.          GLOBAL AXCESS CORPORATION


By:____________________________________     By:_________________________________
      Name:                                                         Name:
       Title:                                                       Title: